Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203353), as amended, and Form S-8 (No. 333-187053) of The ExOne Company and Subsidiaries of our report dated March 16, 2017, relating to the consolidated financial statements of The ExOne Company and Subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

March 16, 2017